Exhibit 10.Z(1)

AMENDED AND RESTATED

2009 ALCOA STOCK INCENTIVE PLAN

Adopted May 8, 2009; Amended February 15, 2011

SECTION 1. PURPOSE. The purpose of the Amended and Restated 2009 Alcoa Stock Incentive Plan is to encourage selected Directors and Employees to acquire an increased proprietary interest in the long-term growth and financial success of the Company and to further link the interests of such individuals to the long-term interests of shareholders.

SECTION 2. DEFINITIONS. As used in the Plan, the following terms have the meanings set forth below:

“Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Securities Exchange Act of 1934, as amended.

“Award” means any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, or any other right, interest, or option relating to Shares or other property granted pursuant to the provisions of the Plan.

“Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder, which may, but need not, be executed or acknowledged by both the Company and the Participant.

“Board” means the Board of Directors of the Company.

“Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a) any one person or more than one person acting as a group (as determined in accordance with Section 1.409A-3(i)(5)(v)(B) of the regulations promulgated under the Code) (a “Person”) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person), in either case whether by purchase in the market, tender offer, reorganization, merger, statutory share exchange or consolidation, other similar transaction involving the Company or any of its subsidiaries or otherwise (a “Transaction”), common stock of the Company possessing 30% or more of the total voting power of the stock of the Company unless (A) all or substantially all of the individuals and entities that were the beneficial owners of the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or the combined voting power of the then outstanding voting securities of the Company (the “Outstanding Company Voting Securities”) immediately prior to such Transaction own, directly or indirectly, 50% or more of the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Transaction (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Transaction of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Transaction were members of the board of directors of the Company at the time of the Transaction (which in the case of a market purchase shall be the date 30% ownership was first acquired, in the case of a tender offer, when at least 30% of the Company’s shares were tendered, and in other events upon the execution of the initial agreement or of the action of the Board providing for such Transaction); and provided, further, that, for purposes of this paragraph, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate;

(b) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Company’s Board before the date of such appointment or election; or

(c) any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets of the Company that have a total gross fair market value of more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Committee” means the Compensation and Benefits Committee of the Board, or any successor to such committee, or a subcommittee thereof, composed of no fewer than two directors, each of whom is a Non-Employee director and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

“Company” means Alcoa Inc., a Pennsylvania corporation.

“Covered Employee” means a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

“Director” means a member of the Board of Directors of the Company who is not an Employee.

“Employee” means any employee (including any officer or employee director) of the Company or of any Subsidiary.

“Executive Officer” means an officer who is designated as an executive officer by the Board or by its designees in accordance with the definition of executive officer under Rule 3b-7 of the Securities Exchange Act of 1934, as amended.

“Fair Market Value” with respect to Shares on any given date means the closing price per Share on that date as reported on the New York Stock Exchange or other stock exchange on which the Shares principally trade. If the New York Stock Exchange or such other exchange is not open for business on the date fair market value is being determined, the closing price as reported for the next business day on which that exchange is open for business will be used.

“Family Member” has the same meaning as such term is defined in Form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

“Non-Employee Director” has the meaning set forth in Rule 16b-3(b)(3) under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

“Option” means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine. All Options granted under the Plan are intended to be nonqualified stock options for purposes of the Code.

“Participant” means an Employee or a Director who is selected to receive an Award under the Plan.

“Performance Award” means any award granted pursuant to Section 11 hereof in the form of Options, Stock Appreciation Rights, Restricted Share Units, Restricted Shares or other awards of property, including cash, that have a performance feature described in Section 11.

“Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured. A Performance Period may not be less than one year.

“Plan” means this Amended and Restated 2009 Alcoa Stock Incentive Plan, as amended and restated from time to time.

“Prior Plans” mean the 2004 Alcoa Stock Incentive Plan, the Long Term Stock Incentive Plan of Aluminum Company of America; the Alcoa Stock Incentive Plan; the Reynolds Metals Company 1996 Nonqualified Stock Option Plan; the Reynolds Metals Company 1999 Nonqualified Stock Option Plan; and the Cordant Technologies Inc. Amended and Restated 1996 Stock Award Plan, each as amended and restated from time to time.

“Replacement Award” means an Award resulting from adjustments or substitutions referred to in Section 4(f) herein, provided that such Award is issued by a company (foreign or domestic) the majority of the equity of which is listed under and in compliance with the domestic company listing rules of the New York Stock Exchange or with a similarly liquid exchange which has comparable standards to the domestic company listing standards of the New York Stock Exchange.

“Restricted Shares” has the meaning given in Section 8.

“Restricted Share Unit” has the meaning given it in Section 9.

“Shares” means the shares of common stock of the Company, $1.00 par value.

“Stock Appreciation Right” means any right granted under Section 7.

“Subsidiary” means any corporation or other entity in which the Company owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock in such corporation or entity, and any corporation, partnership, joint venture, limited liability company or other business entity as to which the Company possesses a significant ownership interest, directly or indirectly, as determined by the Committee.

“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines.

“Time-Based Award” means any Award granted pursuant to the Plan that is not a Performance Award.

SECTION 3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees of the Company and its Subsidiaries to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Employee Participant hereunder; (iii) determine the number of Shares to be covered by each Employee Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Employee Award granted hereunder; (v) determine whether, to what extent and under what circumstances Employee Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Employee Award under this Plan shall be deferred either automatically or at the election of the Participant; (vii) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan, including without limiting the generality of the foregoing, make any determinations necessary to effectuate the purpose of Section 12(a)(v) below. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant and any shareholder; provided that the Board shall approve any decisions affecting Director Awards.

The Board shall have full power and authority, upon the recommendation of the Governance and Nominating Committee of the Board to: (i) select the Directors of the Company to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Director Participant hereunder; (iii) determine the number of Shares to be covered by each Director Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Director Award granted hereunder; (v) determine whether, to what extent and under what circumstances Director Awards may be settled in cash, Shares or other property or canceled or suspended; and (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to a Director Award under this Plan shall be deferred either automatically or at the election of the Director. For purposes of the Plan, an Award to a Director shall not exceed 10,000 shares in any one-year period.

SECTION 4. SHARES SUBJECT TO THE PLAN.

(a) Subject to the adjustment provisions of Section 4(f) below and the provisions of Section 4(b), commencing May 8, 2009, up to 35 million Shares may be issued under the Plan. Any award other than an Option or a Stock Appreciation right shall count as 1.75 Shares for purposes of the foregoing authorization. Options and Stock Appreciation Rights shall be counted as one Share for each Option or Stock Appreciation Right.

(b) In addition to the Shares authorized by Section 4(a), the following Shares shall become available for issuance under the Plan: (i) Shares that are issued under the Plan, which are subsequently forfeited, cancelled or expire in accordance with the terms of the Award, and (ii) Shares that had previously been issued under Prior Plans that are outstanding as of the date of the Plan, which are subsequently forfeited, cancelled or expire in accordance with the terms of the Award. The following Shares shall not become available for issuance under the Plan: (x) Shares tendered in payment of an Option, and (y) Shares withheld for taxes. Shares purchased by the Company using Stock Option proceeds shall not be added to the Plan limit and if Stock Appreciation Rights are settled in Shares, each Stock Appreciation Right shall count as one Share whether or not Shares are actually issued or transferred under the Plan.

(c) Shares shall be deemed to be issued hereunder only when and to the extent that payment or settlement of an Award is actually made in Shares. Notwithstanding anything herein to the contrary, the Committee may at any time authorize a cash payment in lieu of Shares, including without limitation if there are insufficient Shares available for issuance under the Plan to satisfy an obligation created under the Plan.

(d) Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

(e) Shares issued or granted in connection with Substitute Awards shall not reduce the Shares available for issuance under the Plan or to a Participant in any calendar year.

(f) Subject to Section 12, in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards (including any Awards granted to Directors) as the Committee in its sole discretion deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and in the number, class and kind of securities subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided that the number of Shares subject to any Award shall always be a whole number and in the event of a Change in Control, the provisions of Section 12 shall govern and the value of an Award prior to a Change in Control shall be preserved in any Replacement Award.

(g) Any outstanding Awards granted under Prior Plans before the expiration date of the Prior Plans shall continue to be subject to the terms and conditions of the Prior Plans.

SECTION 5. ELIGIBILITY. Any Director or Employee shall be eligible to be selected as a Participant.

SECTION 6. STOCK OPTIONS. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan may be evidenced by an Award Agreement in such form as the Committee from time to time approves. Any such Option shall be subject to the terms and conditions required by this Section 6 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee may deem appropriate in each case.

(a) Option Price. The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that, except in connection with an adjustment provided for in Section 4(f) or Substitute Awards, such purchase price shall not be less than the Fair Market Value of the Share on the date of the grant of the Option. The Committee may, in its sole discretion, establish a limit on the amount of gain that can be realized on an Option.

(b) Option Period. The term of each Option granted hereunder shall not exceed ten years from the date the Option is granted.

(c) Exercisability. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant, provided, however, that the minimum vesting period of an Option shall be one year.

(d) Method of Exercise. Subject to the other provisions of the Plan, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total Option price, or by any combination of cash, Shares and other consideration as the Committee may specify in the applicable Award Agreement.

SECTION 7. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted to Participants on such terms and conditions as the Committee may determine, subject to the requirements of the Plan. A Stock Appreciation Right shall confer on the holder a right to receive, upon exercise, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 4(f), shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property or any combination thereof, as the Committee, in its sole discretion, shall determine. The Committee may, in its sole discretion, establish a limit on the amount of gain that can be realized on a Stock Appreciation Right.

(a) Grant Price. The grant price for a Stock Appreciation Right shall be determined by the Committee, provided, however, and except as provided in Section 4(f) and Substitute Awards, that such price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right.

(b) Term. The term of each Stock Appreciation Right shall not exceed ten years from the date of grant, or if granted in tandem with an Option, the expiration date of the Option. The minimum vesting period of a Stock Appreciation Right shall be one year.

(c) Time And Method Of Exercise. The Committee shall establish the time or times at which a Stock Appreciation Right may be exercised in whole or in part.

SECTION 8. RESTRICTED SHARES.

(a) Definition. A Restricted Share means any Share issued with the contingency or restriction that the holder may not sell, transfer, pledge or assign such Share and with such other contingencies or restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any contingency or restriction on the right to vote such Share and the right to receive any cash dividends), which contingencies and restrictions may lapse separately or in combination, at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(b) Issuance. A Restricted Share Award shall be subject to contingencies or restrictions imposed by the Committee during a period of time specified by the Committee (the “Contingency Period”). Restricted Share Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Share Awards need not be the same with respect to each recipient.

(c) Registration. Any Restricted Share issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Shares awarded under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, contingencies and restrictions applicable to such Award.

(d) Forfeiture. Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment for any reason during the Contingency Period, all Restricted Shares still subject to any contingency or restriction shall be forfeited by the Participant and reacquired by the Company. Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the Participant promptly after the Contingency Period, as determined or modified by the Committee, shall expire.

(e) Minimum Restrictions. Restricted Share Awards that are restricted only on the passage of time shall have a minimum three-year pro-rata restriction period (the restrictions lapse each year as to 1/3 of the Restricted Share Awards); provided, however, that a restriction period of less than this period may be approved for Awards with respect to up to 5% of the Shares authorized under the Plan.

(f) Section 83(b) Election. A Participant may, with the consent of the Committee, make an election under Section 83(b) of the Code to report the value of Restricted Shares as income on the date of grant.

SECTION 9. RESTRICTED SHARE UNITS.

(a) Definition. A Restricted Share Unit is an Award of a right to receive, in cash or shares, as the Committee may determine, the Fair Market Value of one Share, the grant, issuance, retention and/or vesting of which is subject to such terms and conditions as the Committee may determine at the time of the grant, which are not inconsistent with this Plan.

(b) Terms and Conditions. In addition to the terms and conditions that may be established at the time of a grant of Restricted Share Unit Awards, the following terms and conditions apply:

(i) Restricted Share Unit Awards may not be sold, pledged (except as permitted under Section 15(a)) or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable contingency, restriction or performance period lapses.

(ii) Restricted Share Unit Awards that are vested only on the passage of time shall have a minimum three-year pro-rata vesting period (1/3 vests each year); provided, however, that a vesting period of less than three years may be approved for Restricted Share Unit Awards with respect to up to 5% of the Shares authorized under the Plan.

(iii) Shares (including securities convertible into Shares) subject to Restricted Share Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right granted under this Section 9 thereafter shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(iv) The terms and conditions of Restricted Share Unit Awards need not be the same with respect to each recipient.

SECTION 10. OTHER AWARDS. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Awards”) may be granted to Participants. Other Awards may be paid in Shares, cash or any other form of property as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom, and the time or times at which, such Awards shall be made, the number of Shares to be granted pursuant to such Awards and all other conditions of the Awards. The provisions of Other Awards need not be the same with respect to each recipient. Other Awards shall not exceed 5% of the Shares available for issuance under this Plan.

SECTION 11. PERFORMANCE AWARDS. Awards with a performance feature are referred to as “Performance Awards”. Performance Awards may be granted in the form of Options, Stock Appreciation Rights, Restricted Share Units, Restricted Shares or Other Awards with the features and restrictions applicable thereto. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award, provided that the minimum performance period shall be one year. Performance Awards may be paid in cash, Shares, other property or any combination thereof in the sole discretion of the Committee. The performance levels to be achieved for each Performance Period and the amount of the Award to be paid shall be conclusively determined by the Committee. Except as provided in Section 12, Each Performance Award shall be paid following the end of the Performance Period or, if later, the date on which any applicable contingency or restriction has ended.

SECTION 12. CHANGE IN CONTROL PROVISIONS.

(a) Effect of a Change in Control on Existing Awards under this Plan. Notwithstanding any other provision of the Plan to the contrary, effective for Awards granted after May 6, 2011, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award:

(i) any Time-Based Award consisting of Options, Stock Appreciation Rights or any other Time-Based Award in the form of rights that are exercisable in the hands of Participants (“Exercisable Time-Based Award”) that is outstanding as of the date on which a Change in Control shall be deemed to have occurred and which is not then exercisable, shall become exercisable and vested to the extent outstanding, unless such Participant receives a Replacement Award;

(ii) any Time-Based Award that is not an Exercisable Time-Based Award that is outstanding as of the date on which a Change in Control shall be deemed to have occurred and which is not then vested, shall become free of all contingencies, restrictions and limitations and shall become vested and transferable to the extent outstanding, unless replaced by a Replacement Award;

(iii) any Replacement Award for which an Exercisable Time-Based Award has been exchanged upon a Change in Control shall become exercisable and vested on the vesting schedule and term for exercisability that applied to the corresponding Exercisable Time-Based Award immediately prior to such Change in Control, provided, however, that if within twenty four (24) months of such Change in Control, the Participant’s employment with the Company is terminated by the Company without Cause (as such term is defined in the Alcoa Inc. Change in Control Severance Plan) or by the Participant for Good Reason (as such term is defined in the Alcoa Inc. Change in Control Severance Plan), such Award shall become exercisable and vested to the extent outstanding at the time of such termination of employment. Any Replacement Award that has become exercisable and vested pursuant to this paragraph shall expire on the earlier of (i) thirty six (36) months following the date of termination of such Participant’s employment with the Company and (ii) the last day of the term of such Replacement Award;

(iv) any Replacement Award for which a Time-Based Award that is not an Exercisable Time-Based Award has been exchanged upon a Change in Control shall vest on the vesting schedule that applied to the corresponding Time-Based Award immediately prior to such Change in Control, provided, however, that if within twenty four (24) months of such Change in Control, the Participant’s employment with the Company is terminated by the Company without Cause (as such term is defined in the Alcoa Inc. Change in Control Severance Plan) or by the Participant for Good Reason (as such term is defined in the Alcoa Inc. Change in Control Severance Plan), such Award shall become free of all contingencies, restrictions and limitations and become vested and transferable to the extent outstanding;

(v) any Performance Award shall be converted upon a Change in Control so that such Award is no longer subject to any performance condition referred to in Section 11 above, but instead is subject to the passage of time, with the number or value of such Replacement Award determined as follows: (a) if fifty percent (50%) or more of the Performance Period has been completed as of the date on which such Change in Control is deemed to have occurred, the number or value of such Award shall be based on actual performance during the Performance Period; (b) if less than fifty percent (50%) of the Performance Period has been completed as of the date on which such Change in Control is deemed to have occurred, the number or value of such Award shall be the target number or value. Paragraphs (i) through (iv) above shall govern the terms of such Time-Based Award.

(b) Change in Control Settlement. Notwithstanding any other provision of this Plan, if approved by the Committee, upon a Change in Control, a Participant may receive a cash settlement under clauses (i) and (ii) below of existing Awards that are vested and exercisable as of the date on which such Change in Control shall be deemed to have occurred:

(i) a Participant who holds an Option or Stock Appreciation Right may, in lieu of the payment of the purchase price for the Shares being purchased under the Option or Stock Appreciation Right, surrender the Option or Stock Appreciation Right to the Company and receive cash, within 30 days of the Change in Control in an amount equal to the amount by which the Fair Market Value of the Shares on the date of the Change in Control exceeds the purchase price per Share under the Option or Stock Appreciation Right multiplied by the number of Shares granted under the Option or Stock Appreciation Right; and

(ii) a Participant who holds Restricted Share Units may, in lieu of receiving Shares which have vested under Section 12 (a)(ii) of this Plan, receive cash, within 30 days of a Change in Control, in an amount equal to the Fair Market Value of the Shares on the date of the Change in Control multiplied by the number of Restricted Share Units held by the Participant.

SECTION 13. CODE SECTION 162(m) PROVISIONS.

(a) Notwithstanding any other provision of this Plan, if the Committee determines at the time a Restricted Share Award, a Performance Award or a Restricted Share Unit Award is granted to a Participant that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 13 is applicable to such Award.

(b) If an Award is subject to this Section 13, then the lapsing of contingencies or restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement by the Company or any Subsidiary, or any division or business unit thereof, as appropriate, of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following all of which may be calculated to exclude special items, extraordinary items or nonrecurring items: (i) earnings, including operating income, earnings before or after taxes, and earnings before or after interest, taxes, depreciation, and amortization; (ii) book value per share; (iii) pre-tax income or after-tax income; (iv) operating profit; (v) earnings per common share (basic or diluted); (vi) return on assets (net or gross); (vii) return on capital; (viii) returns on sales or revenues; (ix) share price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise); (xi) implementation or completion of critical projects or processes; (xii) economic value added or created; (xiii) cumulative earnings per share growth; (xiv) achievement of cost reduction goals; (xv) return on shareholders’ equity; (xvi) total shareholders’ return improvement or relative performance as compared with other selected companies; (xvii) reduction of days working capital or inventory; or (xviii) operating margin or profit margin; (xix) cost targets, reductions and savings, productivity and efficiencies; (xx) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xxi) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; or (xxii) the achievement of sustainability measures, community engagement measures or environmental, health or safety goals of the Company or the Subsidiary or business unit of the Company for or within which the Participant is primarily employed. Performance goals may be based upon the attainment of specified levels of Company, Subsidiary or unit performance under one or more of the measures described above relative to the performance of other comparator companies or groups of companies, and may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned, and a level of performance at which an Award will be fully earned. Performance goals shall be set by the Committee (and any adjustments shall be made by the Committee) within the time period prescribed by, and shall otherwise comply with, the requirements of Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c) Notwithstanding any provision of this Plan other than Section 12, with respect to any Award that is subject to this Section 13, the Committee may adjust downwards, but not upwards, the amount payable Pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals.

(d) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 13 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

(e) For purposes of complying with Section 162(m) limitations on “performance-based compensation,” and subject to Section
4(f), no Participant may be granted Options and/or Stock Appreciation Rights in any calendar year with respect to more than 4,000,000 Shares, or Restricted Share Awards or Restricted Share Unit Awards covering more than 1,000,000 Shares. The maximum dollar value payable with respect to Performance Awards that are valued with reference to property other than Shares and granted to any Participant in any one calendar year is $10,000,000.

SECTION 14. AMENDMENTS AND TERMINATION. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that notwithstanding any other provision in this Plan, no such amendment, alteration, suspension, discontinuation or termination shall be made: (i) without shareholder approval, if a proposed amendment or alteration would increase the benefits accruing to Participants, increase the maximum number of shares which may be issued under the Plan (except as provided in Section 4), modify the Plan’s eligibility requirements, or accelerate, lapse or waive restrictions other than in the case of death, disability, retirement or change in control; or (ii) without the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award except as provided in Section 15(e) and (f). Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States or to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply.

SECTION 15. GENERAL PROVISIONS.

(a) Transferability of Awards. Awards may be transferred by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. A Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Awards may be transferred to one or more Family Members, individually or jointly, or to a trust whose beneficiaries include the Participant or one or more Family Members under terms and conditions established by the Committee. The Committee shall have authority to determine, at the time of grant, any other rights or restrictions applicable to the transfer of Awards; provided however, that no

Award may be transferred to a third party for value or consideration. Any Award shall be null and void and without effect upon any attempted assignment or transfer, except as provided in this Plan or the terms and conditions established for an Award, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce or trustee process or similar process, whether legal or equitable.

(b) Award Entitlement. No Employee or Director shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Directors under the Plan.

(c) Terms and Conditions of Award. The prospective recipient of any Award under the Plan shall be deemed to have become a Participant subject to all the applicable terms and conditions of the Award upon the grant of the Award to the prospective recipient, unless the prospective recipient notifies the Company within 30 days of the grant that the prospective recipient does not accept the Award.

(d) Award Adjustments. Except as provided in Section 13, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect.

(e) Committee Right to Cancel. The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended at any time prior to a Change in Control: (i) if an Employee, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to or owns any interest (other than an interest of up to 5% in a publicly traded company or any other nonsubstantial interest, as determined by the Committee) in any business that is in competition with the Company; or (ii) the Participant’s willful engagement in conduct which is injurious to the Company, monetarily or otherwise. For purposes of clause (ii), no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company; or (iii) misconduct described in Section 15(f). In the event of a dispute concerning the application of this Section 15(e), no claim by the Company shall be given effect unless the Board determines that there is clear and convincing evidence that the Committee has the right to cancel an Award or Awards hereunder, and the Board finding to that effect is adopted by the affirmative vote of not less than three quarters of the entire membership of the Board (after reasonable notice to the Participant and an opportunity for the Participant to provide information to the Board in such manner as the Board, in its sole discretion, deems to be appropriate under the circumstances).

(f) Clawback. Notwithstanding any other provision of the Plan to the contrary, in accordance with the Company’s Corporate Governance Guidelines, if the Board learns of any misconduct by an Executive Officer that contributed to the Company having to restate all or a portion of its financial statements, the Board will, to the full extent permitted by governing law, in all appropriate cases, effect the cancellation and recovery of Awards (or the value of Awards) previously granted to the Executive Officer if: (i) the amount of the Award was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, (ii) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement, and (iii) the amount of the Award had the financial results been properly reported would have been lower than the amount actually awarded.

(g) Stock Certificate Legends. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(h) Compliance with Securities Laws. No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal securities laws and any other laws to which such offer, if made, would be subject.

(i) Dividends. No Award of Options or Stock Appreciation Rights shall have the right to receive dividends or dividend equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award of Restricted Share Units or Restricted Shares may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on Shares, with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Notwithstanding the foregoing, dividends or dividend equivalents may, if so determined by the Committee, be accrued on Restricted Share Units that have a performance feature and paid after the awards are earned; provided that, no dividends or dividend equivalents shall be paid on the number (if any) of Restricted Share Units that have not been earned during a performance period.

(j) Consideration for Awards. Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

(k) Delegation of Authority by Committee. The Committee may delegate to one or more Executive Officers or a committee of Executive Officers the right to grant Awards to Employees who are not Executive Officers or Directors of the Company and to cancel or suspend Awards to Employees who are not Executive Officers or Directors of the Company.

(l) Withholding Taxes. The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligations for the payment of such taxes by delivery of or transfer of Shares to the Company or by directing the Company to retain Shares otherwise deliverable in connection with the Award.

(m) Other Compensatory Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(n) Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of New York, without reference to principles of conflict of laws, and construed accordingly.

(o) Severability. If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(p) Awards to Non-U.S. Employees. Awards may be granted to Employees and Directors who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees and Directors who are not foreign nationals or who are employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home countries.

(q) Repricing Prohibited. Except as provided in Section 4(f), the terms of outstanding Options or Stock Appreciation Rights may not be amended, and action may not otherwise be taken without shareholder approval, to: (i) reduce the exercise price of outstanding Options or Stock Appreciation Rights, (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, or (iii) replace outstanding Options or Stock Appreciation Rights in exchange for other Awards or cash.

(r) Deferral. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash or other property to the extent that such deferral complies with Section 409A and any regulations or guidance promulgated thereunder. The Committee may also authorize the payment or crediting of interest, dividends or dividend equivalents on any deferred amounts.

(s) Compliance with Section 409A of the Code. Except to the extent specifically provided otherwise by the Committee and notwithstanding any other provision of the Plan, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. If the Committee determines that an Award, payment, distribution, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, payment, distribution, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant. Although the Company may attempt to avoid adverse tax treatment under Section 409A of the Code, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

SECTION 16. TERM OF PLAN. No Award shall be granted pursuant to the Plan after May 7, 2019, but any Award theretofore granted may extend beyond that date. The effective date of the Plan shall be the date it is approved by the shareholders of the Company. If the shareholders of the Company do not approve the Plan, then the Plan and all rights hereunder shall immediately terminate and no Participant (or any permitted transferee) shall have any remaining rights under the Plan and any Award granted under it shall be cancelled.

SECTION 17. TERMINATION OF PRIOR PLAN. No stock options or other awards may be granted under the 2004 Alcoa Stock Incentive Plan after April 30, 2009, but all such awards theretofore granted shall extend for the full stated terms thereof and be administered under the 2004 Alcoa Stock Incentive Plan. Notwithstanding any other provision to the contrary, all outstanding awards previously granted under Prior Plans shall be governed by the terms and conditions of the applicable Prior Plans under which such awards were granted.